EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Integrated Spatial Information Solutions, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 9, 1998, relating to the consolidated financial statements of Integrated Spatial Information Solutions, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                          /S/BDO SEIDMAN, LLP

Denver, Colorado
August 31, 1998

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


PlanGraphics, Inc.
Frankfort, Kentucky

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 12, 1997, relating to the financial statements of PlanGraphics,
Inc. appearing in this Registration Statement. Our report contains an explanatory paragraph regarding PlanGraphics' ability to continue as a going concern.


We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                          /S/BDO SEIDMAN, LLP

Denver, Colorado
August 31, 1998